SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 9, 2004 (February 5, 2004)

Date of Report (Date of earliest event reported)

PepsiCo, Inc.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-1183	13-1584302
(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

PepsiCo, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2004. The Current Report on Form 8-K filed on February 5, 2004 is referred to herein as the “Original Report.”

Item 12. Results of Operations and Financial Condition.

On February 5, 2004, the Company issued a press release relating to the Company’s earnings for the fourth quarter and of fiscal year ended 2003. A copy of the press release was attached as Exhibit 99.1 to the Original Report.

As set forth in this Current Report on Form 8-K/A, the Company revised its 2003 and 2002 financial results issued on February 5, 2004 to correct the overstatement of stock option expense due to a computational error. Accordingly, the Company is furnishing the attached revisions to correct information that was furnished in the Original Report.

The information, including the exhibits attached hereto, in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Attached and incorporated herein by reference as Exhibit 99.2 is a copy of the press release of the Company, dated February 9, 2004, reporting the Company’s revisions to its 2003 and 2002 financial results issued in the Original Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2004	PepsiCo, Inc.

	By:	/s/ Robert E. Cox

Robert E. Cox Vice President, Associate General Counsel, and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.2	Press Release issued by PepsiCo, Inc., dated February 9, 2004.